Exhibit 99.2

Riot Blockchain announces purchase of 1,000 next generation Bitmain S19 Pro Antminers

CASTLE ROCK, CO. / PRNewswire / April 30, 2020 / Riot Blockchain, Inc. (NASDAQ: RIOT) ("Riot” or the “Company"), one of the few Nasdaq listed public cryptocurrency mining companies in the United States, announces the purchase of 1,000 next generation Bitmain S19 (110 TH) Pro Antminers for USD $2.4 million from BitmainTech PTE. LTD. (“Bitmain”). This purchase is another step in the Company’s recent strategic initiatives and was funded from Riot’s available cash on hand.

The latest generation of bitcoin (“BTC”) Application-Specific Integrated Circuit (“ASIC”) miners from Bitmain are markedly more energy efficient than prior Bitmain models and other ASIC miners currently available. The Bitmain Antminer S19 Pro boasts a hash rate of 110 TH/s and an energy efficiency of 29.5±% 5 joules per terahash (J/TH). Once the new S19s are received and fully deployed, Riot estimates its aggregate operating hash rate will increase by 46% to approximately 358 petahash per second (“PH/s”). Riot anticipates receiving the S19s by early July.

“Bitmain has been working with Riot Blockchain for several years, the company has been using our Antminer products for operating their data centers, and soon to be utilizing the latest technologies we have in our product line-up, the S19 series.” Bitmain’s North American Team further stated, “We are confident with the continued cooperation and growth they have as they further expand their operations in the mining sector.”

COVID-19 Pandemic Update: Per the press release issued on April 14, 2020, Riot is continuing to monitor COVID-19 and its potential impact on the Company’s workforce, operations, finance and liquidity. To date, the impact has remained minimal.

About Bitmain

Bitmain Technology Holding Company (“Bitmain”) is a multinational semiconductor company with state-of-the-art IC design capabilities. Bitmain offers products, including chips, servers, and cloud solutions, for blockchain and artificial intelligence (AI) applications. Bitmain has shipped billions of ASICs, accounting for 75% of the global market. Being one of the world’s few companies with the capability to develop cloud-based AI chips, Bitmain has successfully released four generations of its AI chip. For more information, visit http://www.bitmain.com.

About Riot Blockchain

Riot Blockchain is focused on building, operating, and supporting blockchain technologies. Its primary operations consist of cryptocurrency mining, and the identification and support of innovations within the sector. For more information, visit http://www.RiotBlockchain.com/.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission (the "SEC") on April 2, 2019, as amended by Amendment No. 1 on Form 10-K/A on April 23, 2019, as well as those risk factors disclosed in any periodic reports we file with the SEC. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us.

Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors," copies of which may be obtained from the SEC's website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this press release.